[LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]


                                 (212) 424-8000


                                          September 2, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

    Re: Registration Statement on Form S-1 (File 333-12073) of Nu Skin Asia Pacific, Inc.

Dear Ladies and Gentlemen:

     We have acted as counsel to Nu Skin Asia Pacific, Inc., a Delaware corporation (the "Company"), and certain selling stockholders of the Company, in connection with the proposed issuance of 1,605,000 options (the "Options") to purchase shares of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), and the proposed issuance and sale of 3,018,546 shares of Class A Common Stock (the "Shares"), including 1,605,000 shares of Class A Common Stock underlying the Options, pursuant to Post-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on September 16, 1996, as amended (the "Registration Statement"). Capitalized terms not otherwise defined herein have the meaning set forth in Post-Effective Amendment No. 1 to the Registration Statement.

     We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares and payment therefore in the manner described in Post-Effective Amendment No. 1 to the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion set forth herein is limited in all cases to matters arising under the Delaware General Corporation Law. We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.